Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our reports dated August 29, 2017, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting of Sysco Corporation and subsidiaries included in this Annual Report (Form 10-K) of Sysco Corporation for the year ended July 1, 2017, in the following registration statements and related prospectuses.

Sysco Corporation Form S-3        File No. 333-206568

Sysco Corporation Form S-3        File No. 333-126199

Sysco Corporation Form S-4        File No. 333-50842

Sysco Corporation Form S-8        File No. 333-147338

Sysco Corporation Form S-8        File No. 333-45820

Sysco Corporation Form S-8        File No. 333-58276

Sysco Corporation Form S-8        File No. 333-163189

Sysco Corporation Form S-8        File No. 333-163188

Sysco Corporation Form S-8        File No. 333-170660

Sysco Corporation Form S-8        File No. 333-192353

Sysco Corporation Form S-8        File No. 333-201216

/s/ Ernst & Young LLP
Houston, Texas
August 29, 2017